UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 19, 2014

SFX Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36119	90-0860047
(Commission File Number)	(IRS Employer Identification No.)

430 Park Avenue, 6th Floor
New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(646) 561-6400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                           Regulation FD Disclosure.

Commencement of Bondholder Consent Solicitation

On August 19, 2014, SFX Entertainment, Inc. (“SFX” or the “Company”) commenced a solicitation of consents (the “Consent Solicitation”) pursuant to a Consent Solicitation Statement (the “Consent Solicitation Statement”) from holders of record as of 5:00 p.m. New York City time on August 18, 2014 (the “Holders”) of its outstanding 9.625% Second Lien Senior Secured Notes due 2019 (the “Securities”).  The Consent Solicitation will expire at 5:00 p.m. New York City time on August 29, 2014, unless extended by the Company.

Pursuant to the Consent Solicitation, the Company is seeking the consent of Holders representing not less than a majority in aggregate principal amount of the outstanding Securities to amend (the “Proposed Amendment”) the indenture governing the Securities dated February 4, 2014 (the “Indenture”) in order to modify the definition of “Consolidated EBITDA.”   The Indenture currently provides that the Company’s Consolidated EBITDA may be increased by the incremental contributions to EBITDA that the Company reasonably believes in good faith could have been realized or achieved from the guaranteed payments provided under one or more “qualified marketing agreements” (as defined in the Indenture) entered into during the period for which Consolidated EBITDA is being calculated had such “qualified marketing agreements” been effective as of the beginning of such period.  After giving effect to the Proposed Amendment, the Company would also be permitted to, among other things, include in the calculation of Consolidated EBITDA incremental contributions to Consolidated EBITDA from (a) “qualified marketing agreements” entered into after the period for which Consolidated EBITDA is being calculated and before the relevant date of determination and (b) recoupments the Company expects to receive from M&M Management Vennootschap BVBA (“M&M”) related to start-up investments made in connection with a live event in which M&M is a minority partner. The amounts of any such recoupments under the agreement will be based on the future profitability of live events that SFX holds in conjunction with M&M. The Company can provide no assurance that it will recoup such amount or any amount, or that the investments it has made in connection with the live event will be profitable.

If certain conditions set forth in the Consent Solicitation Statement are satisfied, the Company will pay to each Holder who delivers a valid consent a cash payment equal to $2.50 per $1,000 principal amount of Securities for which such Holder has validly delivered its consent (the “Consent Payment”).  Holders may revoke their consent at any time prior to the time at which the Proposed Amendment becomes effective.  Holders who do not provide their consent, or who validly revoke consent, will not receive the Consent Payment.

Recent Developments

The Consent Solicitation Statement includes disclosures related to certain recent developments involving the Company, including, among other items, the following:

•                  Following the completion of the Consent Solicitation, and assuming the receipt of the requisite consents and the effectiveness of the Proposed Amendment, the Company intends to commence an offering of new 9.625% Second Lien Senior Secured Notes due 2019 (the “New Notes”), which will constitute additional notes under the Indenture.

However, the commencement of the offering of New Notes will be subject to market conditions and there can be no assurance that such an offering will occur.

•                  The Company believes in good faith that it will recoup $7.7 million from M&M related to start-up investments made in connection with a live event in which M&M is a minority partner. The amounts of any such recoupments under the agreement will be based on the future profitability of live events that SFX holds in conjunction with M&M.

•                  Since the end of the fiscal quarter ended June 30, 2014, SFX entered into various Qualified Marketing Agreements, including, among others, a global strategic alliance and joint venture agreement with MasterCard that establishes MasterCard as SFX’s exclusive global sponsor in the financial services category providing for, among other things, guaranteed payments and revenue sharing. SFX’s good faith estimate of the incremental contribution to Consolidated EBITDA that it could have realized from all Qualified Marketing Agreements entered into since June 30, 2014  is approximately $14 million. SFX is actively negotiating the terms and conditions of additional Qualified Marketing Agreements that could be added to the definition of Consolidated EBITDA if the Proposed Amendment is approved. However, SFX can provide no assurance that additional Qualified Marketing Agreements will be entered into.

•                  In addition, during the fiscal quarter ended June 30, 2014, SFX entered into multiple Qualified Marketing Agreements, including, among others, (i) a five-year, $75 million international marketing and ticket revenue share agreement with viagogo AG to provide an exclusive authorized secondary ticket marketplace for certain SFX events and festivals on a global basis and (ii) a sponsorship and promotional agreement with T-Mobile which includes T-Mobile sponsorship of SFX festivals, media placement by T-Mobile on certain SFX properties and execution by SFX of on-site activations at certain T-Mobile events. SFX’s good faith estimate of the incremental contribution to Consolidated EBITDA that it could have realized from such Qualified Marketing Agreements under the applicable period pursuant to the Indenture is approximately $40 million.

•                  The term Qualified Marketing Agreement is defined in the Indenture and is used to determine our eligibility to incur additional indebtedness.  Among other things, the term Qualified Marketing Agreement is defined as an agreement which provides for a guaranteed payment amount to be recognized by SFX over a twelve month period. Amounts that are subject to performance requirements or other operating metrics are excluded from inclusion. A single agreement may have both Qualified Marketing Agreement elements and non-Qualified Marketing Agreement elements. SFX expects to generate revenue from the “non-Qualified Marketing Agreements” elements of the agreements it has entered into, including (i) revenue from MasterCard tied to the use of credit cards and other performance requirements and metrics, (ii) incremental revenue resulting from the sale of tickets to events and festivals by viagogo AG under their agreement with the Company, (iii) revenue related to certain one-site activations, sponsorship and media placements pursuant to our T-Mobile agreement and (iv) performance payments under the Company’s multi-faceted marketing and partnership arrangement with Anheuser-Busch InBev N.V. in which SFX organized five international beach-themed dance music events in 2014 focused on the Corona brand (with four held to date)  and eight more events to be held in 2015, in addition to sponsoring an international DJ contest competition through Beatport. In addition, SFX also expects to generate revenue from other agreements that it does not consider to be Qualified Marketing Agreements, including (y) our agreement with Clear Channel pursuant to which SFX will share ratably in advertising and other sources of revenue related to a weekly Beatport branded radio program and (z) the “Ultimate DJ” television show that SFX will produce with partners Syco Entertainment and T-Mobile.

•                  On August 18, 2014, the Company drew $20 million under its revolving credit facility and is using the proceeds for working capital and general corporate purposes, including funding future acquisitions and paying related fees and expenses.

A copy of the press release announcing the commencement of the Consent Solicitation is attached to this Current Report on Form 8-K (“Current Report”) as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 7.01.   A copy of the press release announcing the Company’s intention to commence an offering of the New Notes is attached to this Current Report as Exhibit 99.2 and is incorporated herein solely for purposes of this Item 7.01.  The information in Item 7.01 of this Current Report, including Exhibit 99.1 and Exhibit 99.2 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1 and Exhibit 99.2 attached hereto, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

The foregoing contains forward-looking statements.  These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict.  Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate.  Actual outcomes and results may differ materially from what is expressed in these forward-looking statements.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description

99.1	Press release dated August 19, 2014

99.2	Press release dated August 19, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SFX ENTERTAINMENT, INC.

August 19, 2014	By:	/s/ Robert F.X. Sillerman
	Name:	Robert F.X. Sillerman
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated August 19, 2014

99.2	Press release dated August 19, 2014